Exhibit 99.1

Grove Receives NYSE Continued Listing Standards Notice

SAN FRANCISCO, CA — August 11, 2026 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), reports that, on August 7, 2026, it received written notice (the “NYSE Notice”) from the New York Stock Exchange (“NYSE”) of non-compliance with Section 802.01B of the NYSE Listed Company Manual (the “NYSE Manual”), which requires an average global market capitalization of not less than $50 million over a consecutive 30 trading-day period and stockholders’ equity of not less than $50 million.

Pursuant to the NYSE Notice, the Company is subject to the procedures set forth in Sections 801 and 802 of the NYSE Manual and must submit a business plan within 45 days of receipt of the NYSE Notice that demonstrates how the Company expects to return to compliance with this continued listing standard within nine months of receipt of the NYSE Notice (the “Cure Period”). Pursuant to applicable NYSE rules, the NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the Cure Period.

The NYSE Notice has no immediate impact on the listing of the Company’s Class A common stock. If the NYSE accepts the plan, the Company’s Class A common stock will continue to be listed and traded on the NYSE during the Cure Period, subject to the Company’s compliance with the other continued listing standards of the NYSE and continued periodic review by the NYSE of the Company’s progress with respect to its plan. If the plan is not submitted on a timely basis or is not accepted by the NYSE, the NYSE could initiate delisting proceedings.
About Grove Collaborative Holdings, Inc.

Grove Collaborative Holdings, Inc. (NYSE: GROV) is the one-stop online destination for everyday essentials that create a healthier home and planet. Explore thousands of thoughtfully vetted products for every room and everyone in your home, including household cleaning, personal care, health and wellness, laundry, clean beauty, kitchen, pantry, kids, baby, pet care, and beyond. Everything Grove sells meets a higher standard — from health to sustainability and performance — so you get a great value without compromising your values. As a B Corp and

Public Benefit Corporation, Grove goes beyond selling products: every order is carbon neutral, supports plastic waste cleanup initiatives, and lets you see and track the positive impact of your choices. Shopping with purpose starts at Grove.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to the Company’s plan to notify the NYSE of its intent to cure the continued listing requirement deficiencies and any potential plans to cure the deficiencies and the Company’s ability to return to and maintain compliance with the NYSE continued listing standards. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors, including those factors discussed under the caption "Risk Factors" in the Company’s Annual Report on Form 10-Q for the quarter ended June 30, 2026, and its other filings with the U.S. Securities and Exchange Commission. Actual results could differ materially from those indicated by the forward-looking statements. Any forward-looking statement represents management's views as of the date of this press release and the Company undertakes no duty to update these forward-looking statements, whether as a result of new information, the occurrence of future events, or otherwise, unless required by law.
Investor Relations Contact

ir@grove.co
Media Relations Contact

pr@grove.co
Source: Grove Collaborative Holdings, Inc.